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                                                                      EXHIBIT 11

                               CELADON GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS

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
                                                 For the three months ended      For the six months ended
                                                        December 31,                   December 31,
                                                 ---------------------------     -------------------------
                                                  1998              1997          1998            1997
                                                  ----              ----          ----            ----
Numerator:

    Net income.........................         $158,000         $1,513,000     $1,689,000     $3,185,000
                                                --------         ----------     ----------     ----------

Numerator for basic and
    diluted earnings per share.........         $158,000         $1,513,000     $1,689,000     $3,185,000

Denominator:

    Denominator for basic earnings
    per share-weighted-average shares..        7,729,627          7,648,583      7,728,145      7,635,582

Effect of dilutive securities:

    Employee stock options.............           23,629             99,357         71,877         83,289
    Warrants...........................              767              3,130          2,582         10,696
                                                --------           --------       --------        -------
Dilutive potential common shares.......           24,396            102,487         74,459         93,985

Denominator for diluted earnings
    per share-adjusted weighted-
    average shares and assumed
    conversions........................        7,754,023          7,751,070      7,802,604      7,729,567
                                               =========          =========      =========      =========

Basic earnings per share...............            $0.02              $0.20          $0.22          $0.42
                                                   =====              =====          =====          =====

Diluted earnings per share.............            $0.02              $0.20          $0.22          $0.41
                                                   =====              =====          =====          =====
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